________________________________________________________________________________


                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             WESTVACO CORPORATION,

                         COLLISION ACQUISITION CORP.,

                              THE REPRESENTATIVE

                                      AND

                               IMPAC GROUP, INC.



                          Dated as of April 24, 2000


________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I

     THE MERGER...........................................................
     1.1 The Merger.......................................................
     1.2 Effective Time...................................................
     1.3 Closing..........................................................
     1.4 Directors and Officers...........................................

ARTICLE II

     EFFECT OF THE MERGER ON THE CAPITAL STOCK
     OF THE CONSTITUENT CORPORATIONS
     2.1 Effect on Common Stock...........................................
     2.2 Company Stock Options and Related Matters........................
     2.3 Company Warrants and Related Matters.............................
     2.4 Preferred Stock..................................................
     2.5 HF Shares........................................................

ARTICLE III

     PAYMENT FOR SHARES; DISSENTING SHARES................................
     3.1 Payment for Shares of Common Stock...............................
     3.2 Appraisal Rights.................................................

ARTICLE IV

     PRESENTATIONS AND WARRANTIES OF PARENT AND
     MERGERCO.............................................................
     4.1 Organization.....................................................
     4.2 Authorization; Validity of Agreement; Necessary Action...........
     4.3 Consents and Approvals; No Violations............................
     4.4 Required Financing...............................................
     4.5 Takeover Laws....................................................
     4.6 Formation of MergerCo; No Prior Activities.......................

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF THE
     COMPANY..............................................................
     5.1 Existence; Good Standing; Authority;
         Compliance With Law..............................................
     5.2 Authorization, Validity and Effect of  Agreement.................
     5.3 Capitalization...................................................
     5.4 Subsidiaries.....................................................
     5.5 Other Interests..................................................

     5.6  No Violation; Consents...........................................
     5.7  SEC Documents; Pro Forma Statements..............................
                         --- -----
     5.8  Litigation.......................................................
     5.9  Absence of Certain Changes.......................................
     5.10 Taxes............................................................
     5.11 Books and Records................................................
     5.12 Properties.......................................................
     5.13 Intellectual Property............................................
     5.14 Environmental Matters............................................
     5.15 Employee Benefit Plans...........................................
     5.16 Labor Matters....................................................
     5.17 No Brokers.......................................................
     5.18 Insurance........................................................
     5.19 Contracts........................................................
     5.20 Vote Required....................................................
     5.21 Definition of the Company's Knowledge............................

ARTICLE VI

     CONDUCT OF BUSINESS PENDING THE MERGER................................
     6.1  Conduct of Business by the Company...............................

ARTICLE VII

     ADDITIONAL AGREEMENTS
     7.1  Other Filings....................................................
     7.2  Additional Agreements............................................
     7.3  Fees and Expenses................................................
     7.4  No Solicitations.................................................
     7.5  Officers' and Directors' Indemnification.........................
     7.6  Access to Information; Confidentiality...........................
     7.7  Financial and Other Statements...................................
     7.8  Public Announcements.............................................
     7.9  Employee Benefit Arrangements....................................
     7.10 Purchase of the Company's 10 1/8% Senior Subordinated............
          Notes; Other Subordinated Indebtedness...........................
     7.11 Escrow Agreement.................................................
     7.12 European Option Holders..........................................

ARTICLE VIII

     CONDITIONS TO THE MERGER..............................................
     8.1  Conditions to the Obligations of Each
          Party to Effect the Merger.......................................
     8.2  Conditions to Obligations of Parent and MergerCo.................
     8.3  Conditions to Obligations of the Company.........................

ARTICLE IX

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
     INDEMNIFICATION.......................................................
     9.1   Survival........................................................
     9.2   Indemnification.................................................
     9.3   Indemnification Procedure.......................................
     9.4   Indemnification Limits..........................................

ARTICLE X

     TERMINATION, AMENDMENT AND WAIVER.....................................
     10.1  Termination.....................................................
     10.2  Effect of Termination...........................................
     10.3  Amendment.......................................................
     10.4  Extension; Waiver...............................................

ARTICLE XI

     GENERAL PROVISIONS
     11.1  Notices.........................................................
     11.2  Interpretation..................................................
     11.3  Miscellaneous...................................................
     11.4  Assignment......................................................
     11.5  Severability....................................................
     11.6  Choice of Law/Consent to Jurisdiction...........................
     11.7  Counterparts....................................................
     11.8  No Agreement Until Executed.....................................
     11.9  Construction....................................................
     11.11 Disclosure Schedules............................................

ARTICLE XII

     REPRESENTATIVE
     12.1  Appointment of Representative...................................
     12.2  Authority.......................................................
     12.3  Extent and Survival of Authority................................
     12.4  Release from Liability; Indemnification.........................
     12.5  Reimbursement of Expenses.......................................

                          Parent Disclosure Schedule
                          --------------------------


Section             Title
-------             -----

4.2                 Exceptions to Parent's and MergerCo's Representations

                          Company Disclosure Schedule
                          ---------------------------

Section             Title
-------             -----

5.1                 Organization and Good Standing
5.3                 Capitalization
5.4                 Subsidiaries
5.5                 Other Interests
5.6                 Consents
5.7                 Pro Forma Balance Sheet
                    --- -----
5.8                 Litigation
5.10                Taxes
5.11                Books and Records
5.12                Properties
5.13                Intellectual Property
5.14                Environmental Matters
5.15                Employee Benefit Plans
5.16                Labor Matters
5.18                Insurance
5.22                Definition of Knowledge
6.1                 Capital Expenditures

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of April 24, 2000,
                                        ---------
by and among Westvaco Corporation, a Delaware corporation ("Parent"), Collision
                                                            ------
Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("MergerCo"), Heritage Fund II, L.P., a Delaware limited partnership, in its
  --------
capacity as the Representative pursuant to Article XII below (the "Representative") and IMPAC Group, Inc., a Delaware corporation (the "Company").
 --------------                                                       -------

                                   RECITALS

     WHEREAS, the respective Boards of Directors of Parent, MergerCo and the Company have approved the merger of MergerCo with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL")
 ------                                                                 ----
and, upon the terms and subject to the conditions set forth in this Agreement, holders of shares of Series A Common Stock, par value $0.001 per share, of the Company (the "Series A Common Stock"), and shares of Series B Common Stock, par
              ---------------------
value $0.001 per share, of the Company (the "Series B Common Stock", and
                                             ---------------------
together with the Series A Common Stock, the "Common Stock") issued and
                                              ------------
outstanding immediately prior to the Effective Time (as hereinafter defined) will be entitled, subject to the terms and conditions hereof, to the right to receive cash;

     WHEREAS, the Board of Directors of the Company (the "Company Board") has,
                                                          -------------
in light of and subject to the terms and conditions set forth herein, (i) determined that (A) the consideration to be paid for each share of Common Stock in the Merger is fair to the stockholders of the Company, and (B) the Merger is otherwise in the best interests of the Company and its stockholders, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (collectively, the "Transactions"), and to
                                                 ------------
recommend approval and adoption by the stockholders of the Company of this Agreement and the Transactions, and the stockholders of the Company have approved and adopted this Agreement and the Transactions;

     WHEREAS, concurrently with the execution and delivery hereof, Heritage Fund II, L.P. and Parent shall execute and deliver a stock purchase agreement (the "Heritage Stock Purchase Agreement") providing for the purchase by Parent or
 ---------------------------------
any of its affiliates and the sale by Heritage Fund II, L.P., of all the capital stock of Heritage Fund II Investment Corporation, a Delaware corporation ("HF")
                                                                           --
which owns as of the date hereof 6,227.32 shares of Series A Common Stock
(the "HF Shares").
      -- ------

     WHEREAS, Parent, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Parent, MergerCo and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  Subject to the terms and conditions of this Agreement, at
          ----------
the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation" and shall continue to be
                                ---------------------
governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Fourth Amended and Restated Certificate of Incorporation of the Company (the "Certificate of
                                                           --------------
Incorporation"), as in effect immediately prior to the Effective Time, shall be
-------------
the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and the Bylaws of the Company (the "Bylaws"), as in effect immediately prior to the Effective
                     ------
Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, by such Certificate of Incorporation and by such Bylaws.
The Merger shall have the effects specified in the DGCL.

     1.2  Effective Time.  As promptly as practicable after all of the
          --------------
conditions set forth in Article VIII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, MergerCo and the Company shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in
----------------------
accordance with the DGCL. The Merger shall become effective at such time as the Certificate of Merger, accompanied by payment of the filing fee (as provided in
(S)(S)251 and 103 of the DGCL), has been filed with the Secretary of State of the State of Delaware (the "Effective Time").
                            --------------

     1.3  Closing.  The closing of the Merger (the "Closing") shall take place
          -------                                   -------
at such time and on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction or waiver of all of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices
                                                  ------------
of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, unless another date or place is agreed to by the parties hereto.

     1.4  Directors and Officers.  The directors and officers of MergerCo
          ----------------------
immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                  ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

     2.1  Effect on Common Stock.  As of the Effective Time, by virtue of the
          ----------------------
Merger and without any action on the part of any holder of any shares of any class of capital stock of the Company or MergerCo:

          (a) Each share of common stock, par value $.01 per share, of MergerCo (the "MergerCo Common Stock") issued and outstanding immediately prior to the
      ---------------------
Effective Time shall be converted into a number of fully paid and nonassessable shares of Series A Common Stock obtained by dividing the number of shares of Common Stock outstanding immediately prior to the Effective Time by 100.

          (b) Each share of Common Stock that is owned by the Company, by any wholly owned Subsidiary (as defined in Section 10.2) of the Company prior to the Merger, or by MergerCo, shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock owned by the Company, any of its wholly owned Subsidiaries or MergerCo, including without limitation the shares of Common Stock repurchased by the Company pursuant to the Herrin Purchase Agreement (as defined in Section 2.2(a)(ii)), (ii) the HF Shares, and (iii) Dissenting Shares (as defined in Section 3.2)), shall be converted into the right to receive, upon surrender and exchange of the Certificate (as hereinafter defined) representing such share of Common Stock:
(A) $966.44 per share, net to the holder in cash (subject to reduction only for applicable withholding (including federal backup withholding) or stock transfer taxes payable by such holder), payable to the holder thereof, without any interest thereon at the Effective Time (the "Cash Consideration Per Share"); and
                                             ----------------------------
(B) subject to the provisions of Section 2.1(e) below, $99.28 per share to be deposited with the Escrow Agent without any interest thereon at the Effective Time in accordance with Section 2.1(e) below (the "Escrow Consideration Per
                                                   ------------------------
Share").  The aggregate amount of the Cash Consideration Per Share and the
-----
Escrow Consideration Per Share, equaling $1,065.72 per share, is referred to herein as the "Merger Consideration Per Share".
               ------------------------------

          (d)  All such shares of Common Stock, when converted as provided in
Section 2.1(c), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive the aggregate merger consideration to which the holder of such Certificate shall be entitled at the Effective Time pursuant to Section 2.1(c) (such aggregate amount, the "Merger Consideration"). The holders of Certificates previously
             --------------------
evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of Section 3.1, shall only have the right to receive for such shares of Common Stock the Merger Consideration relating thereto, without any interest thereon.

          (e) At the Effective Time, MergerCo shall deposit with the Escrow Agent, by wire transfer of same day funds, an aggregate amount in cash equal to the product of (i) the Escrow Consideration Per Share and (ii) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time computed on a fully diluted basis assuming the exercise in full of the Options and the Warrants (collectively, the "Escrow Funds"). The Escrow Funds
                                             ------------
shall remain deposited with the Escrow Agent and shall be subject to and payable in accordance with the terms of this Agreement and an Escrow Agreement substantially in the form of Exhibit A to this Agreement.
                             ---------

          2.2  Company Stock Options and Related Matters.
               -----------------------------------------

          (a)  (i)  Each option (collectively, the "Options") granted under
                                                    -------
          the Company's 1998 Stock Option Plan (the "1998 Plan"), the Company's
                                                     ---------
          Second 1998 Stock Option Plan (the "Second 1998 Plan"), and the 1988
                                              ----------------
          Executive Share Option Scheme (the "1988 Scheme") of IMPAC Europe
                                              -----------
          Limited (collectively, the 1998 Plan, the Second 1998 Plan and the 1988 Scheme being referred to herein as the "Stock Options Plans"),
                                                       -------------------
          which is outstanding (whether or not then exercisable) as of immediately prior to the Effective Time and which has not been exercised in full or canceled prior thereto, shall, at the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the option holder, be canceled and upon the surrender and cancellation of the option agreement or other instrument representing such Option, MergerCo shall pay (A) to the holder thereof cash in an amount equal to the product of (x) the number of shares of Common Stock for which such Option is exercisable multiplied by (y)
                                                            ---------- --
          the excess, if any, of the Cash Consideration Per Share over the exercise price per share of Common Stock provided for in such Option, which cash payment shall be treated as compensation and shall be paid to such holder net of any applicable federal, state or local withholding tax, and (B) subject to the provisions of Section 2.1(e) above, an amount equal to the product of (x) the number of shares of Common Stock for which such Option is exercisable multiplied by (y)
                                                            ---------- --
          the Escrow Consideration Per Share, to be deposited with the Escrow Agent and held in accordance with Section 2.1(e) above and the Escrow Agreement. The Company and MergerCo shall take all actions necessary to ensure that (1) all Options, to the extent not exercised prior to the Effective Time, shall terminate and be canceled as of the Effective Time and thereafter be of no further force or effect, (2) no options for the purchase of shares of Common Stock are granted after the date of this Agreement, and (3) as of the Effective Time, the Stock Option Plans and all options for the purchase of shares of Common Stock issued thereunder shall terminate.

          (ii) Immediately prior to the Effective Time, pursuant to and in accordance with that certain Stock Purchase Agreement dated as of March 12, 1998 by and among the Company, Melvin B. Herrin, H. Scott Herrin, Matthew H. Kamens, not individually but as Trustee of an Indenture of Trust dated June 4, 1996 for the benefit of Melvin B. Herrin, and Arthur S. Keyser, not individually but as trustee under an Irrevocable Deed and Trust dated August 12, 1992 for the benefit of H. Scott Herrin (the "Herrin Purchase Agreement"), the Herrin Investors,
                             -------------------------
          as defined in the Herrin Purchase Agreement, shall sell to the Company and the Company shall purchase from the Herrin Investors, in the respective amounts identified on Schedule 2.2 hereto, that number of
                                           ------------
          shares of Series A Common Stock which is equal to the number of shares of Common Stock for which the Options granted under the 1998 Plan are then exercisable.

          (b) Except as may be otherwise agreed to by MergerCo and the Company, the Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of the Company's Subsidiaries (collectively, the "Company Subsidiaries")
                                                      --------------------
shall be of no further force and effect and shall be deemed to be deleted as of the Effective Time and no holder of an Option or any participant in any Stock Option Plan or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

          (c) Parent and MergerCo acknowledge that all option awards granted under the Stock Option Plans subject to any vesting schedule shall immediately vest in full or which are not yet by their terms exercisable shall immediately be exercisable in full and the restrictions or conditions associated therewith shall automatically be deemed waived as provided by the Stock Option Plans as of the Effective Time.

          2.3  Company Warrants and Related Matters.  Each of the Company's
               ------------------------------------
Common Stock Purchase Warrants dated as of January 11, 1999, in favor of BT Capital Investors, L.P., and Phoenix Home Life Insurance Company (the "Warrants"), which is outstanding as of immediately prior to the Effective Time
 --------
and which has not been exercised in full or canceled prior thereto, shall, at the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the warrant holder, be canceled and upon the surrender and cancellation of such Warrant, MergerCo shall pay (A) to the holder thereof cash in an amount equal to the product of (x) the number of shares of Common Stock for which such Warrant is exercisable multiplied by (y) the excess,
                                                   ---------- --
if any, of the Cash Consideration Per Share over the exercise price per share of Common Stock provided for in such Warrant and (B) subject to the provisions of
Section 2.1(e) above, an amount equal to the product of (x) the number of shares of Common Stock for which such Warrant is exercisable multiplied by (y)
                                                             ---------- --
the Escrow Consideration Per Share, to be deposited with the Escrow Agent and held in accordance with Section 2.1(e) above and the Escrow Agreement. The Company and MergerCo shall take all actions necessary to ensure that (1) all Warrants, to the extent not exercised prior to the Effective Time, shall terminate and be canceled as of the Effective Time and thereafter be of no further force or effect, and (2) no common stock purchase warrants are issued after the date of this Agreement.

          2.4  Preferred Stock.  At and immediately after the Effective Time,
               ---------------
the Company's 20,000 shares of Redeemable Preferred Stock (the "Preferred
                                                                ---------
Stock") initially issued to BT Capital Investors, L.P. and Phoenix Home Life
-----
Mutual Insurance Company shall remain outstanding. As soon as possible after the Effective Time, the Company shall give notice of redemption of the Preferred Stock to the holders thereof on the earliest possible redemption date pursuant to Section 5.4 of the Certificate of Incorporation. As soon as practicable prior to such redemption date, Parent or MergerCo shall deposit in trust with the Exchange Agent for the benefit of the holders thereof the funds necessary to redeem the Preferred Stock in accordance with the terms of the Certificate of Incorporation.

          2.5  HF Shares.  At and immediately prior to the Effective Time,
               ---------
Parent or an affiliate of Parent shall acquire all of the issued and outstanding shares of the capital stock of HF, pursuant to and in accordance with the Heritage Stock Purchase Agreement, in exchange for an aggregate amount of cash equal to (a) the Cash Consideration Per Share multiplied by the number of HF Shares then outstanding, payable to Heritage Fund II, L.P., plus (b) subject to
                                                            ----
Section 2.1(e) above, the Escrow Consideration Per Share multiplied by the number of HF Shares then outstanding, to be deposited with the Escrow Agent and held in accordance with Section 2.1(e) above and the Escrow Agreement.


                                  ARTICLE III

                     PAYMENT FOR SHARES; DISSENTING SHARES

          3.1  Payment for Shares of Common Stock.
               ----------------------------------

          (a) From and after the Effective Time, such bank or trust company as shall be mutually acceptable to MergerCo and the Company shall act as exchange agent (the "Exchange Agent"). At or prior to the Effective Time, MergerCo shall
            --------------
deposit, or MergerCo shall otherwise take all steps necessary to cause to be deposited, in an account with the Exchange Agent (the "Exchange Fund") an amount
                                                       -------------
equal to the aggregate Cash Consideration Per Share to which holders of shares of Common Stock shall be entitled at the Effective Time pursuant to Section 2.1.

          (b) Promptly after the Effective Time, MergerCo shall cause the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Common Stock (the "Certificate") a form of letter of transmittal which shall specify that delivery
------------
shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and instructions for use in surrendering such Certificates and receiving the Merger Consideration relating thereto.

          (c) In effecting the payment of the Merger Consideration with respect to shares of Common Stock represented by Certificates entitled to payment of Merger Consideration pursuant to Section 2.1, upon the surrender of each such Certificate, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration Per Share multiplied by the number of shares of Common Stock represented by such Certificate, in consideration therefor. Upon such payment such Certificate shall forthwith be canceled.

          (d) Until surrendered in accordance with paragraph (c) above, each such Certificate (other than Certificates representing shares of Common Stock held by MergerCo or any of its affiliates, in the treasury of the Company or by any wholly owned Subsidiary of the Company or Dissenting Shares) shall represent solely the right to receive the Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on such Merger Consideration. If such Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing shares of Common Stock surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such shares of Common Stock shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (e) No dividends or other distributions with respect to shares of Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Common Stock represented thereby.

          (f) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the Transactions, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share of Common Stock may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration relating thereto without any interest or dividends thereon.

          (g) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing shares of Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be surrendered and canceled in return for the payment of the Merger Consideration relating thereto, as provided in this Article III.

          (h) None of Parent, MergerCo, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          3.2  Appraisal Rights.
               -----------------

          (a) Notwithstanding anything in this Agreement to the contrary, any shares of Common Stock ("Dissenting Shares") which are issued and outstanding
                         -----------------
immediately prior to the Effective Time and which are held by stockholders of the Company who have filed with the Company, before the taking of the vote of the stockholders of the Company to approve this Agreement, written objections to such approval stating their intention to demand appraisal for such shares of Common Stock, and who have not voted such shares of Common Stock in favor of the adoption of this Agreement, will not be converted as described in Section 2.1 hereof, but will thereafter constitute only the right to receive payment of the fair value of such shares of Common Stock in accordance with the applicable provisions of (S)262 of the DGCL (the "Appraisal Rights Provisions"); provided,
                                       ---------------------------
however, that each share of Common Stock held by any stockholder(s) who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Common Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been canceled and retired and to have been converted, as of the Effective Time, into the right to receive the Merger Consideration Per Share, without interest, in the manner provided in
Section 2.1. Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not be paid by the Surviving Corporation as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if Parent and MergerCo abandon or are finally enjoined or prevented from carrying out this Agreement, the right of each holder of Dissenting Shares to receive the fair value of such Dissenting Shares in accordance with the Appraisal Rights Provisions will terminate, effective as of the time of such abandonment, injunction, prevention or rescission.

          (b) Each dissenting stockholder who becomes entitled under the DGCL to payment for Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the DGCL) and such shares of Common Stock shall be canceled.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGERCO

          Parent and MergerCo jointly and severally hereby represent and warrant to the Company as follows:

          4.1  Organization.  Parent and MergerCo are corporations duly
               ------------
organized, validly existing and in good standing under the laws of Delaware and have all requisite corporate or other power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries (the "Parent Subsidiaries") taken as a whole (a "Parent
                           -------------------                        ------
Material Adverse Effect").  Parent and each of the Parent Subsidiaries is duly
-----------------------
qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          4.2  Authorization; Validity of Agreement; Necessary Action.  Each of
               ------------------------------------------------------
Parent and MergerCo has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and MergerCo of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of Parent (the "Parent Board") and the Board of Directors of MergerCo
                          ------------
(the "MergerCo Board") and by Parent as the sole stockholder of MergerCo, and,
      --------------
except as set forth in Section 4.2 of the schedule attached to this Agreement setting forth exceptions to Parent's and MergerCo's representations and warranties set forth herein (the "Parent Disclosure Schedule"), no other
                                  --------------------------
corporate action on the part of Parent and MergerCo is necessary to authorize the execution and delivery by Parent and MergerCo of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and MergerCo and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and MergerCo, as the case may be, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          4.3  Consents and Approvals; No Violation.  Except for filings,
               ------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, together with the regulations thereunder (as amended and in effect, collectively, the "HSR Act"), and other applicable
                                          -------
competition laws or regulations, and applicable state securities or "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by Parent or MergerCo, the consummation by Parent or MergerCo of the Transactions or compliance by Parent or MergerCo with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws of Parent or MergerCo, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (as hereinafter defined), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of the Parent Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          4.4  Required Financing.  At the Effective Time, Parent and MergerCo
               ------------------
will have sufficient funds to consummate the Transactions (collectively, the "Transaction Cost"), including, without limitation, to (i) pay, with respect to
-----------------
all shares of Common Stock in the Merger, the Merger Consideration relating thereto pursuant to Section 2.1, (ii) pay the consideration with respect to the termination of all outstanding Options and Warrants pursuant to Sections 2.2 and 2.3, respectively, (iii) redeem the Preferred Stock pursuant to Section 2.4,
(iv) refinance the outstanding indebtedness of the Company, (v) pay any fees and expenses in connection with the Transactions or the financing thereof and (vi) provide for the working capital needs of the Company following the Merger.

          4.5  Takeover Laws.  Neither Parent nor MergerCo was, immediately
               -------------
prior to the execution of this Agreement, an "interested stockholder" of the Company within the meaning of (S)203 of the DGCL.

          4.6  Formation of MergerCo; No Prior Activities.  MergerCo was formed
               ------------------------------------------
solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and as of the Effective Time, except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby and (iii) MergerCo has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedules attached to this Agreement, which shall refer to the relevant Sections of this Agreement (the "Company
                                                                   -------
Disclosure Schedule"), the Company represents and warrants to Parent
-------------------
and MergerCo as follows:

     5.1  Existence; Good Standing; Authority; Compliance With Law.
          --------------------------------------------------------

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth in
Section 5.1 of the Company Disclosure Schedule, the Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified or in good standing could not reasonably be expected, taken in the aggregate, to have a Company Material Adverse Effect (as defined below). For purposes of this Agreement, a "Company Material Adverse Effect"
                                            -------------------------------
shall mean a material adverse effect on the business (as now conducted), results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Except as set forth in Section 5.1 of the Company Disclosure Schedule, each of the Company Subsidiaries is a corporation or limited liability company (or similar entity or association in the case of those Company Subsidiaries organized and existing other than under the laws of a State of the United States) duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing could not reasonably be expected, taken in the aggregate, to have a Company Material Adverse Effect.

     (c) Neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, where such violations could reasonably be expected, taken in the aggregate, to have a Company Material Adverse Effect. The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now conducted, where the failure to obtain any such license, permit or authorization or to take such action could reasonably to expected, taken in the aggregate, to have a Company Material Adverse Effect.

     (d) Copies of the Certificate of Incorporation and Bylaws and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries have been provided to Parent and are true and correct.

     5.2  Authorization, Validity and Effect of Agreement.  Each of the Company
          -----------------------------------------------
and the Company Subsidiaries has the requisite power and authority to enter into the Transactions and to execute and deliver this Agreement. The Company Board and the holders of a majority of the issued and outstanding shares of Class A Common Stock and Class B Common Stock have approved this Agreement and the Transactions. The execution by the Company of this Agreement and consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company. This Agreement, assuming due and valid execution and delivery thereof by Parent and MergerCo, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.3  Capitalization.
          --------------

     (a) The authorized capital stock of the Company consists of 50,000 shares of Preferred Stock, 1,000,000 shares of Series A Common Stock and 100,000 shares of Series B Common Stock. As of the date of this Agreement, (i) 20,000 shares of Preferred Stock were issued and are outstanding, (ii) 168,335.15 shares of Series A Common Stock were issued and are outstanding, (iii) 4,500 shares of Series B Common Stock were issued and outstanding, (iv) 760 and 20,000 shares of Series A Common Stock have been authorized and reserved for issuance pursuant to the 1998 Plan and the Second 1998 Plan, respectively, subject to adjustment on the terms set forth in the applicable Stock Option Plan, (v) 4,500 shares of Series B Common Stock have been authorized and reserved for issuance pursuant to the 1988 Scheme, subject to adjustment on the terms set forth in the applicable Stock Option Plan, (vi) 6,913.33 shares of Common Stock have been authorized and reserved for issuance pursuant to the Warrants, subject to adjustments on the terms set forth in the applicable Warrants, and (vii) 31,803.99 shares of Series A Common Stock were held in the treasury of the Company. As of the date of this Agreement, the Company had no shares of Common Stock reserved for issuance other than as described above. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except for the Options (all of which have been issued under the Stock Option Plans) and the Warrants, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of the Company. Section 5.3 of the Company Disclosure Schedule sets forth a full list of Options, including the name of the person to whom such Options have been granted, the number of shares subject to each Option, the per share exercise price for each Option and the vesting schedule for each Option.
Section 5.3 of the Company Disclosure Schedule sets forth a true and correct list of the Company's issued and outstanding warrants, including the name of the person to whom such warrants have been granted, the number of shares subject to each warrant, and the per share exercise price of each warrant. The Company's issued and outstanding warrants listed in Section 5.3 of the Company Disclosure Schedule have been duly authorized and validly issued. Except as set forth in
Section 5.3 of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Other than as set forth in Section 5.3 of the Company Disclosure Schedule and pursuant to awards made pursuant to any of the Stock Option Plans, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary. Except as set forth in Section 5.3 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the Transactions will not give any of the Company's former stockholders any rights to additional payments under any employment, stock repurchase or any other agreement or arrangement ("Shareholder Payment Rights"). Richard Block, his parents, spouse, children
  --------------------------
and grandchildren, and the trusts created for their benefit controlled by Richard Block, have waived their rights of first refusal under the Second Amended and Restated Stockholder Agreement, dated March 12, 1998 and amended and restated as of January 11, 1999, among the Company and the stockholders named therein (the "Stockholder Agreement"). Except as set forth in Section 5.3 of the
              ---------------------
Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act").
                 --------------

     5.4  Subsidiaries.  Except as set forth in Section 5.4 of the Company
          ------------
Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries. Each of the outstanding shares of capital stock of each of the Company Subsidiaries having corporate form and organized under the laws of any state of the United States is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.4 of the Company Disclosure Schedule, each of the outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Company Subsidiary as of the date of this Agreement is set forth in Section 5.4 of the Company Disclosure Schedule: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock, share capital or other equity interest, to the extent applicable; and (iii) the name of each stockholder or equity interest holder and the number of issued and outstanding shares of capital stock, share capital or other equity interest held by it.

     5.5  Other Interests.  Except as set forth in Sections 5.4 and 5.5 of the
          ---------------
Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other than investments in short-term investment securities).

     5.6  No Violation; Consents.  Neither the execution and delivery by the
          ----------------------
Company of this Agreement nor consummation by the Company of the Transactions in accordance with the terms hereof, will conflict with or result in a breach of any provisions of the Certificate of Incorporation, Bylaws, the Stockholder Agreement, or the organizational documents of the Company or any Company Subsidiary. Except as set forth in Section 5.6 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and consummation by the Company of the Transactions in accordance with the terms hereof will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (x) any note, bond, mortgage, indenture, deed of trust or (y) any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties is bound, except as otherwise could not reasonably be expected to have a Company Material Adverse Effect or impair the Company's ability to consummate the Transactions. Other than the filings provided for in Article II of this Agreement, or as may be required under, and other applicable requirements of, the HSR Act and other applicable competition laws or regulations, the Exchange Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), the execution and delivery of this Agreement by the
-------------------
Company does not, and the performance of this Agreement by the Company and consummation of the Transactions does not, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Company Material Adverse Effect.

     5.7  SEC Documents; Pro Forma Statements.
          -----------------------------------

     (a) The Company has filed all required forms, reports and documents with the SEC since March 31, 1998 (collectively, the "Company SEC Reports"), all of
                                                 -------------------
which were prepared in accordance with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the "Securities Laws"). All required Company SEC Reports have been
                 ---------------
filed with the SEC and constitute all forms, reports and documents required to be filed by the Company under the Securities Laws since March 31, 1998. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein, subject, in the case of unaudited statements, to normal year-end audit adjustments. Each of such financial statements were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied during
                                             ----
the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

     (b)  Included in Section 5.7 of the Company Disclosure Schedule is a pro
                                                                          ---
forma consolidated balance sheet of the Company as of December 31, 1999 (the
-----
"Pro Forma Balance Sheet"), assuming the completion on or prior to the date
 -----------------------
thereof and after giving effect to, (i) the acquisition of all of the outstanding capital stock of Atlantic Packaging Corporation (the "Atlantic
                                                                  --------
Acquisition") pursuant to the Stock Purchase Agreement dated as of January 7,
-----------
2000, among the Company, Atlantic Packaging LLC, a wholly-owned Subsidiary of the Company, and the shareholders of Atlantic Packaging Corporation (the "Atlantic Acquisition Agreement"), and (ii) the acquisition of substantially all
-------------------------------
of the operating assets of Commercial Lithographing Company (the "CLC
                                                                  ---
Acquisition") pursuant to the Asset Purchase Agreement dated as of March 10,
-----------
2000 among the Company, Commercial Lithographing LLC, a wholly-owned Subsidiary of the Company, Commercial Lithographing Company, and J. Earl Hammond (the "CLC
                                                                            ---
Acquisition Agreement").  The Pro Forma Balance Sheet fairly presents the
---------------------
consolidated financial position of the Company and the Company Subsidiaries as of its date, assuming completion of the Atlantic Acquisition and the CLC Acquisition on or prior to its date and after giving effect thereto, and was prepared in accordance with generally accepted accounting principles, assuming the completion of the Atlantic Acquisition and the CLC Acquisition on December 31, 1999.

     (c) The Company has no material liability that both (i) arises in or from subject matter that is not within the subject matter area of any representation and warranty contained in this Article V and (ii) is not disclosed or reflected in the Company SEC Reports (including materials incorporated therein by reference (including related notes and schedules)) and/or the Pro Forma Balance Sheet (including any related notes and schedules) and/or the Company Disclosure Schedule (without reference to the specific Section references therein) and/or this Agreement and any other document executed in connection with the transactions contemplated hereby.

     5.8  Litigation.  Except as set forth in Section 5.8 of the Company
          ----------
Disclosure Schedule, there is no litigation, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, individually or in the aggregate with all such other litigation, suits, actions or proceedings, could reasonably be expected to (i) have a Company Material Adverse Effect, (ii) materially and adversely affect the Company's ability to perform its obligations under this Agreement or (iii) prevent the consummation of any of the Transactions.

     5.9  Absence of Certain Changes.  Except as disclosed in the Company SEC
          --------------------------
Reports filed with the SEC prior to the date hereof or as set forth in Section
5.9 of the Company Disclosure Schedule, between December 31, 1999 and the date hereof the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been: (i) any event or events which individually or in the aggregate have had or could reasonably be expected to have a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's Common Stock; (iii) any material commitment, contractual obligation (including, without limitation, any management or franchise agreement, any lease (capital or otherwise) or any letter of intent), borrowing, liability, guaranty, capital expenditure or transaction (each, a "Commitment")
                                                                  -----------
entered into by the Company or any of the Company Subsidiaries outside the ordinary course of business except for (A) the Atlantic Acquisition Agreement and the Atlantic Acquisition, (B) the CLC Acquisition Agreement and the CLC Acquisition, and (C) Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Transactions; or (iv) any material change in the Company's accounting principles, practices or methods.

     5.10  Taxes.
           -----

     (a) Except as set forth in Section 5.10 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries (i) has filed in material compliance with applicable law all Tax Returns (as defined below) which it was required to file (after giving effect to any filing extension granted by a Governmental Entity) and all such Tax Returns are accurate and complete in all material respects, and (ii) has paid all Taxes (as defined below) shown on such Tax Returns as required to be paid by it, except, in each case, where the failure to file such Tax Returns or pay such Taxes would not have a Company Material Adverse Effect. Except as set forth in Section 5.10 of the Company Disclosure Schedule, the most recent audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 reflect, to the knowledge of the Company, an adequate reserve for all material Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. To the knowledge of the Company, and except as set forth in Section
5.10 of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. Section 5.10 of the Company Disclosure Schedule lists all (i) Tax sharing agreements, (ii) agreements for exemptions with Governmental Entities to which the Company or any of the Company Subsidiaries is a party, (iii) Tax Returns of the Company and the Company Subsidiaries for taxable periods ended after December 31, 1993 that have been audited, and (iv) Tax Returns of the Company and the Company Subsidiaries that currently are the subject of audit.

     (b)  For purposes of this Agreement, "Taxes" means all federal, state,
                                           -----
local and foreign income, property, sales, franchise, payroll, withholding, social security (or similar), occupation, unemployment, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with any interest, penalties or additions to Tax with respect thereto in each case including any Tax for which the Company or any of the Company Subsidiaries is or may be liable as a result of Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

     (c)  For purposes of this Agreement, "Tax Returns" means all reports,
                                           -----------
returns, declarations, statements or other information required to be supplied to a taxing authority or other regulatory agency in connection with Taxes.

     5.11 Books and Records.
          ------------------

     (a) The books of account and other financial records of the Company and each of the Company Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Company SEC Reports.

     (b) Except as set forth in Section 5.11 of the Company Disclosure Schedule, the minute books and other records of the Company have been made available to Parent and MergerCo, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Company Board required to be reflected therein.

     5.12 Properties.
          -----------

     (a) All of the real estate properties owned, or leased, subleased or otherwise occupied (the "Leased Properties"), by the Company or any of the
                         -----------------
Company Subsidiaries are set forth in Section 5.12 of the Company Disclosure Schedule. Except as set forth in Section 5.12 of the Company Disclosure Schedule, the Company or a Company Subsidiary owns good and marketable fee simple title to each of the owned real properties identified in Section 5.12 of the Company Disclosure Schedule (the "Company Properties"), and as otherwise set
                                      ------------------
forth in Section 5.12 of the Company Disclosure Schedule, the Company or a Company Subsidiary owns good and marketable leasehold title to each of the Leased Properties, is the beneficial owner of or otherwise entitled to its title to each of the Company Properties and the Leased Properties, and is in possession of each of them, free and clear of liens which secure the payment of money, mortgages or deeds of trust, monetary charges which are liens, security interests or other encumbrances on title which secure the payment of money (collectively, "Encumbrances"). To the Company's knowledge, the Company
                ------------
Properties and the Leased Properties are not subject to any easements, rights of way, licenses, claims, charges, options, covenants, conditions, restrictions or other written agreements, laws, ordinances and regulations materially and adversely affecting the current use or occupancy or materially and adversely impairing the value of any of the Company Properties or the Leased Properties by the Company or any Company Subsidiary (collectively, "Property Restrictions"),
                                                      ---------------------
except for (i) Encumbrances, Property Restrictions and other matters set forth in Section 5.12 of the Company Disclosure Schedule, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, that do not materially and adversely affect the value or current use of the applicable property by the Company or any Company Subsidiary, and (iii) mechanics', carriers', suppliers', workmen's or repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the use, utility or value of or materially interfere with the present use of any of the Company Properties or the Leased Properties subject thereto or affected thereby, or do not otherwise materially impair business operations conducted by the Company and the Company Subsidiaries. Except as set forth in Section 5.12 of the Company Disclosure Schedule, (A) neither the Company nor any Company Subsidiary has received any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Company Properties issued to the Company or any Company Subsidiary; (B) to the Company's knowledge, there are no material structural defects relating to any of the Company Properties; and (C) there is no physical damage for which the Company or any Company Subsidiary is responsible to any Company Property in excess of $250,000 for which there is no insurance in effect covering the full cost of the restoration.

     (b) True and complete copies of the leases of each of the Leased Properties, (the "Leases") have previously been made available to Parent or
                  ------
MergerCo, including all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder in relation to the Leased Properties. There is no pending or, to the knowledge of the Company, threatened proceeding which might interfere with the quiet enjoyment of each tenant under the Leases. There are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a material default or material breach by the Company or any Company Subsidiary, or, to the knowledge of the Company, any other party, under any Lease which in any such case, either individually or in the aggregate, could reasonably be expected to materially interfere with the present use of any of the Leased Properties.

     (c)  The information set forth in Section 5.12 of the Company Disclosure
Schedule is complete and correct in all material respects.

     (d) The Company and the Company Subsidiaries own good title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Company's balance sheet at December 31, 1999 as reflected in the Company SEC Reports (the "Balance Sheet"), or acquired after December 31, 1999, except for
              -------------
(A) assets which have been disposed of to nonaffiliated third parties since December 31, 1999 in the ordinary course of business, (B) Encumbrances reflected in the Balance Sheet, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, (D) Encumbrances for current Taxes not yet due and payable, and (E) other Encumbrances identified in Section 5.12 of the Company Disclosure Schedule. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are in good condition and repair to the extent necessary to permit the Company and the Company Subsidiaries to conduct their businesses as they are currently being conducted.

     5.13 Intellectual Property.  The Company or a Company Subsidiary is the
          ---------------------
owner of all rights, title and interest, free and clear of any Encumbrance, in, or a licensee under a valid license for, all items of intangible property which are used or held for use in the businesses of the Company and the Company Subsidiaries as currently conducted, including, without limitation, trade names, unregistered trademarks and service marks, brand names, software, patents and copyrights and their applications and registrations, know-how, industrial property, technology or other proprietary rights (collectively, the "Intellectual Property Rights"), except for such Intellectual Property Rights
-----------------------------
as, taken in the aggregate, are not material to the businesses of the Company
and
the Company Subsidiaries as currently conducted. Set forth in Section 5.13 of the Company Disclosure Schedule is a list of all the Intellectual Property Rights owned or licensed by the Company, and all License Agreements related thereto to which the Company or any Company Subsidiary is a party (the "Licenses"), other than off-the-shelf software programs which have not been
 --------
customized by the Company or a Company Subsidiary.  Except as set forth in
Section 5.13 of the Company Disclosure Schedule, none of the Company's Licenses is subject to termination or cancellation or material change in its terms or conditions as a result of the Transactions. Except as disclosed in Section 5.13 of the Company Disclosure Schedule, there are no claims pending or, to the Company's knowledge, threatened, that the Company or any Company Subsidiary is in violation of any intellectual property right of any third party, which violation would have a Company Material Adverse Effect, and, to the Company's knowledge, no third party is in violation of any Intellectual Property Rights which violation would have a Company Material Adverse Effect.

          5.14  Environmental Matters.  The Company and the Company Subsidiaries
                ---------------------
are in compliance with all Environmental Laws (as defined below), except for any noncompliance that, either singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, "Environmental Law" shall mean all European Union, national, provincial,
 -----------------
federal, state and local laws, rules, regulations, ordinances and orders that regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection. As used in this Agreement, "Hazardous Materials" means any "hazardous waste" as
                         -------------------
defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act, the regulations adopted pursuant to said Act, or any other Environmental Law applicable to the Company or any of the Company Subsidiaries, and, to the extent not included in the foregoing, shall also include any medical waste, oil or fractions thereof, pollutants or contaminants. During the period of ownership or operation by the Company and the Company Subsidiaries of any of their respective current or previously-owned properties, there have been no releases of Hazardous Materials in, on, under, or affecting such properties, including, soil and/or groundwater, or, to the knowledge of the Company, any surrounding site, except in each case for those which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Section 5.14 of the Company Disclosure Schedule, there is no hazardous waste treatment, storage, or disposal facility, and there are no underground storage tanks, landfills, surface impoundments, underground inspection wells, as those terms are defined under applicable Environmental Law, located at any of the Company Properties or the Leased Properties. Except as set forth in Section
5.14 of the Company Disclosure Schedule and/or such as could not reasonably be expected to have a Company Material Adverse Effect: (i) neither the Company nor any of the Company Subsidiaries has released or disposed of any Hazardous Materials, and the Company does not know of any such prior releases or disposals of Hazardous

Materials on the Company Properties or the Leased Properties other than such releases or disposals in material compliance with applicable Environmental Law, and (ii) there are no physical conditions or environmental conditions that would give rise to obligations to conduct or to pay for any remedial action or any obligation to correct or to pay a penalty for any failure to comply with Environmental Law with respect to the businesses, properties or assets of the Company or any of the Company Subsidiaries. There is no administrative or judicial enforcement proceeding or any other action or proceeding pending, or to the best knowledge of the Company threatened, against the Company or any Company Subsidiary under any Environmental Law. Neither the Company nor any Company Subsidiary or, to the best knowledge of the Company, any legal predecessor of the Company or any Company Subsidiary, has since January 1, 1996, received any written notice from any governmental authority or agency that it is potentially responsible under any Environmental Law for damage to the environment or response costs or natural resource damages, as those terms are defined under Environmental Law, at any location.

     5.15  Employee Benefit Plans.
           ----------------------

     (a)   Section 5.15 of the Company Disclosure Schedule sets forth a list of
(i) every Company Benefit Plan (as hereinafter defined) that is maintained by the Company or an Affiliate (as hereinafter defined), and (ii) every Employment Agreement (as hereinafter defined), other than any Employment Agreement consisting of a letter of offer and conditions of employment with respect to any employee of any European Company Subsidiary below the senior management level.

     (b)   Each Company Benefit Plan which has been intended to qualify under
Section 401(a) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and neither the Company nor any Affiliate knows that any such Company Benefit Plan has been maintained in a manner that would preclude qualified status.

     (c) Except as set forth in Section 5.15 of the Company Disclosure Schedule, neither the Company nor any Affiliate knows of any failure of any party to comply with any laws applicable with respect to the Company Benefit Plans. With respect to any Company Benefit Plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), there has been no
                                                     -----
(i) "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, for which an exemption is not available or (ii) material failure to comply with any provision of ERISA. With respect to any Company Benefit Plan, there has been no material failure to comply with other applicable law, or any agreement, which, in either case, would subject the Company or any Affiliate to material liability (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other material loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Company's knowledge, threatened with respect to any such Company Benefit Plan.

     (d) Neither the Company nor any Affiliate has incurred any material liability under Title IV of ERISA which has not been paid in full as of the date of this Agreement. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any employee pension benefit plan ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section
302. With respect to any Company Benefit Plan maintained by the Company or any Affiliate and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the Transactions) (i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder, and (ii) event or condition which presents a material risk of a plan termination or any other event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Except as set forth in
Section 5.15 of the Company Disclosure Schedule, neither the Company nor any Affiliate has ever maintained a Multiemployer Plan (as hereinafter defined). With respect to each Company Benefit Plan that is a Multiemployer Plan, except as set forth in Section 5.15 of the Company Disclosure Schedule: (x) if the Company or any Affiliate were to withdraw or partially withdraw from such Plan, no material withdrawal liability would be incurred; and (y) neither the Company nor any of the Company Subsidiaries, has received any notification, nor has any reason to believe, that any such Multiemployer Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

     (e) With respect to each Company Benefit Plan and each Employment Agreement (to the extent applicable thereto), the Company has delivered or made available to Parent a true, correct and complete copy of each of the following, insofar as applicable: (i) such Company Benefit Plan or Employment Agreement, as the case may be; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.

     (f) All contributions required to be made by the Company or any Company Subsidiary to any Company Benefit Plan or to the trustees thereof by applicable law or regulation or by any plan document, plan rules or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof have been timely made or paid in full.

     (g)  (i)   Except as set forth in Section 5.15 of the Company Disclosure
     Schedule, and with respect to the Options as and to the extent provided in Sections 2.2(c) and 7.12, neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of any payment or benefit (whether or not contingent on any other event) to, any employee, officer or director of the Company or any of the Company Subsidiaries.

          (ii) No amount paid or payable (whether in the form of cash, in property, or in the form of benefits) by the Company or any of the Company Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of the Transactions in conjunction with any other event), other than any such amounts paid or payable pursuant to any agreements between Parent and employees of the Company or any Company Subsidiary entered into prior to the Effective Time, will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (h) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted in writing or instituted, and, to the Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit against any of the Company Benefit Plans, or any trustees or other fiduciaries thereof with respect to their duties to the Company Benefit Plans, or the assets of any of the trusts under any of the Company Benefit Plans, which claim or lawsuit could reasonably be expected to result in any material liability of the Company or any of the Company Subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

     (i) Other than Company Benefit Plans in respect of US past and present employees and state pension schemes, the Pension Schemes and the Closed UK Schemes are the only arrangements under which the Company or any Company Subsidiary provides or is liable to provide relevant benefits (as defined in section 612(1) of the UK Income and Corporation Taxes Act 1988 (the "Taxes Act")
                                                                     ---------
in respect of any past or present employees.

     (j) Each UK Pension Scheme is exempt approved within the meaning of Chapter I of Part XIV of the Taxes Act. A contracting-out certificate (within the meaning of section 7 of the Pension Schemes Act 1993) is in force in respect of the IMPAC Europe Limited Pension and Life Assurance Scheme and the IMPAC Europe Limited Money Purchase Scheme. All other Pension Schemes have all the necessary regulatory and fiscal approvals.

     (k) Except as set forth in Section 5.15 of the Company Disclosure Schedule, the Company and each Company Subsidiary has complied in all material respects, and so far as the Company is aware the trustees and administrators of each of the Pension Schemes and the Closed UK Schemes have complied in all material respects, with their respective obligations under each Pension Scheme (other than the statutory arrangements in respect of past and present Dutch and Austrian employees referred to in Section 5.15 of the Company Disclosure Schedule, in respect of which to the Company's knowledge it and each Company Subsidiary has complied) and Closed UK Scheme in relation to past and present U.K. Employees, except in respect to any obligations for sex equalization attributable to sex inequality in relation to guaranteed minimum pensions.

     (l) In the case of each Pension Scheme that is a money purchase scheme (as defined in the UK Pension Schemes Act 1993) the only liability (actual or contingent, present or future) of the Company to any person in respect of the Pension Scheme is to contribute a percentage (agreed with the employee) of relevant earnings to the Pension Scheme and all contributions (including any contributions deducted from employees' pay) and payments which have fallen due for payment by the Company or any Company Subsidiary have been paid to the relevant Pension Scheme and Closed UK Scheme.

     (m) In the case of each Pension Scheme or Closed UK Scheme that is not a money purchase scheme (as defined in the UK Pension Schemes Act 1993), the aggregate value stated in the most recent actuarial valuation of such Pension Scheme or Closed UK Scheme as the value of its assets was equal to or greater than the aggregate value of its liabilities stated therein and assessed on an ongoing basis calculated in accordance with the actuarial methods and assumptions used in such actuarial valuation, and no action has been taken (except in the ordinary course of business) by the Company or the trustees or administrators of such Pension Scheme or Closed UK Scheme since the date of such actuarial valuation that would have a materially adverse effect on the funding position of the Pension Scheme or Closed UK Scheme as disclosed in such actuarial valuation.

     (n)   For purposes of this Section:

                (i)  "Company Benefit Plan" means (A) all employee benefit plans
                      --------------------
           within the meaning of ERISA Section 3(3) maintained by the Company or any Affiliate, including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in
           (A) above maintained by the Company or any Affiliate, including without limitation, any arrangement intended to comply with Code
           Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors maintained by the Company or any Affiliate. In the case of a Company Benefit Plan funded through a trust described in Code Section 401(a), or any other funding vehicle, each reference to such Company Benefit Plan shall include a reference to such trust, organization or other vehicle;

                (ii)   An entity "maintains" a Company Benefit Plan if such
                                  ---------
           entity sponsors, contributes to, or provides benefits under or through such Company Benefit Plan, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Company Benefit Plan, or if such Company Benefit Plan provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries) by virtue of such employment;

                (iii)  An entity is an "Affiliate" of the Company for purposes
                                        ---------
           of this Section 5.15 if it is considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C); and

                (iv)   "Multiemployer Plan" means an employee pension or welfare
                        ------------------
           benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

                (v)    "Employment Agreement" means any written agreement
                        --------------------
           between the Company or a Company Subsidiary and an individual who is currently providing or who has in the past provided personal services to the Company or a Company Subsidiary (whether as an employee or independent contractor) providing for the terms and conditions on which such services are rendered and/or compensation and/or benefits to such individual for such services, pursuant to which the Company or a Company Subsidiary currently has, or may in the future have, any liability or obligation, whether such agreement takes the form of an employment agreement, severance agreement, change-of-control agreement, consulting agreement, individual supplemental retirement arrangement or otherwise.

                (vi)   "Pension Scheme" means the UK Pension Scheme, the
                        ------- ------
           arrangements in respect to employees and former employees in the Netherlands and Austria disclosed in Section 5.15 of the Company Disclosure Schedule, the Printing Resources Limited Pension Scheme, the CU Individual Pension Arrangement/Declaration of Trust of Executive Pension Plan for Lee Newbon, the contribution to the personal pension of C Baker described in Section 5.15 of the Company Disclosure Schedule, and the Closed UK Schemes.

                (vii)  "UK Pension Scheme" means the IMPAC Europe Limited
                        -----------------
           Pension and Life Assurance Scheme, the IMPAC Europe Limited Money Purchase Scheme and the Printing Industry Pension Scheme.

                (viii) "Closed UK Schemes" means the Thamesdown Colour Limited
                        -----------------
           Self Administered Pension Scheme, the Thamesdown Colour Limited Personal Pension Scheme, the Pinepoint Limited Individual arrangements for Directors and senior staff, the Howards Labels Limited Staff and Works pension scheme, the James Upton Limited Retirement Benefits Plan, the Icon Communication Limited individual arrangements for Directors, the Sonicon Limited individual arrangements for Directors, and any other scheme which has been closed to new entrants and all liabilities for payment out of which are fully covered out of earmarked insurance policies.

     5.16  Labor Matters.
           -------------

     (a) Except as set forth in Section 5.16 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, or bound by, any written collective bargaining agreement, written contract or other agreement in writing with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their business, except for any such proceedings which, taken in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No work stoppage or labor strike against the Company or any Company Subsidiary is pending or, to the Company's knowledge, threatened.

     (b) (i) Except as set forth in any of the Employment Agreements listed in Section 5.15 of the Company Disclosure Schedule (copies of each of which have been delivered to Parent's counsel prior to the date hereof), no Employment Agreement requires by its terms either more than six (6) months' notice for it to be terminated or for payment by the Company or a Company Subsidiary of a sum exceeding six (6) months remuneration upon termination (disregarding claims for damages or for statutory redundancy, statutory compensation or other compensation required by law notwithstanding the terms of the applicable employment Agreement).

             (ii) The Company and the Company Subsidiaries in relation to each of the past or current employees employed in the European Union by the Company or the Company Subsidiaries have not received any written notice or claim that they have, and to the knowledge of the Company they have not, failed to comply in any material respect with any legislation, regulations, codes of conduct, codes of practice, collective agreements, terms and conditions of employment, orders, agreements with third parties, and awards relevant to their conditions of service or to the relations between it and such employees, or any recognized trade union or body representing such employees.

             (iii) Each Company Subsidiary employing any past or current employee in the European Union has complied with its obligations in respect of any relevant transfer (as defined in the Transfer of Undertakings Protection of Employment Regulations 1981 as amended) or equivalent legislation in Austria and the Netherlands or agreement for a relevant transfer, or in relation to any consultation in relation to any collective redundancies made pursuant to section 188 of the Trade Union and Labor Relations (Consolidation) Act 1992 or equivalent legislation in Austria and the Netherlands, and has complied with its obligations (if any) under any applicable law to consult with any Works Council or other employee representatives in respect of the Transactions.

     5.17  No Brokers.  Neither the Company nor any of the Company Subsidiaries
           ----------
has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Parent or MergerCo to pay' any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained Deutsche Banc Securities, Inc., as its financial advisor in connection with the Transactions. Other than the foregoing arrangements and Parent's arrangements with J.P. Morgan Securities Inc., the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

     5.18  Insurance.  The Company and the Company Subsidiaries are covered by
           ---------
insurance in scope and amount customary and reasonable for the businesses in which they are engaged. Section 5.18 of the Company Disclosure Schedule sets forth a summary of each insurance policy to which the Company or any of the Company Subsidiaries is a party, specifying the insurer, the amount of coverage, type of insurance and the expiration date. Except as disclosed in the Company SEC Reports filed after the date hereof or disclosed in Section 5.18 of the Company Disclosure Schedule, since December 31, 1999 neither the Company nor any of the Company Subsidiaries has suffered any casualty loss or damage in excess of $1,000,000, whether or not covered by insurance.

     5.19  Contracts.  To the knowledge of the Company, neither the Company nor
           ---------
any of the Company Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets and properties are bound (collectively, "Material
                                                                 --------
Contracts") in such a manner as would permit any other party to cancel or
---------
terminate the same prior to its stated term or would permit any other party to collect material damages from the Company under any such Material Contract. Each Material Contract that has not expired or been terminated prior to the date of this Agreement is in full force and effect as of the date of this Agreement and to the Company's knowledge is not subject to any material default thereunder by any party obligated to the Company or any of the Company Subsidiaries thereunder. The Company is not a party to any "poison pill," shareholder rights plan, rights agreement or similar agreement, instrument, plan or arrangement.

     5.20  Vote Required.  The affirmative vote of the holders of a majority of
           -------------
the outstanding shares of Common Stock entitled to vote thereon is the only vote of any class of capital stock of the Company required by the DGCL, the Certificate of Incorporation or the By-Laws of the Company to adopt this Agreement and approve the Transactions.

     5.21  Transaction Costs.  The transaction costs (including the brokers fee
           ----------- -----
payable to Deutsche Bank Securities, Inc. and all other fees, costs and expenses) arising and incurred by the Company or any Company Subsidiary in connection with this Agreement, the Heritage Stock Purchase Agreement and the Transactions shall not exceed $4,500,000.

     5.22  Definition of the Company's Knowledge.  As used in this Agreement,
           -------------------------------------
the phrase "to the knowledge of the Company" or any similar phrase means the
            -------------------------------
actual (and not the constructive or imputed) knowledge of those individuals identified in Section 5.22 of the Company Disclosure Schedule.


                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

     6.1  Conduct of Business by the Company.  During the period from the date
          ----------------------------------
of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall, and shall cause each of the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and use their best efforts to preserve intact their present business organizations, keep available the services of their present advisors, managers, officers and employees and preserve their relationships with customers, suppliers, licensors and others having business dealings with them and continue existing contracts as in effect on the date hereof (for the term provided in such contracts). Without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries will (except as expressly permitted by this Agreement or to the extent that Parent or MergerCo shall otherwise consent in writing):

           (a) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its securities, except, in the case of clause (iii), for the acquisition of shares of Common Stock (A) from holders of Warrants or Options in full or partial payment of the exercise price payable by such holders upon exercise of Warrants and Options outstanding on the date of this Agreement, or (B) from former employees of the Company or any of the Company Subsidiaries upon termination of their employment with the Company or such Company Subsidiary pursuant to management stock repurchase agreements in force as of the date of this Agreement;

           (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights) other than the issuance of shares of Common Stock upon the exercise of Warrants and Options outstanding on the date of this Agreement in accordance with their terms;

           (c) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to the Company or any of the Company Subsidiaries (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof;

           (d) (i) incur any amount of indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or become liable for) any debt of others, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, create or suffer any material lien thereupon, other than (A) in the ordinary course of business consistent with prior practice, and (B) loans to European Option Holders (as defined in Section
7.12 below), in the amount of the exercise price payable to the Company in respect of the exercise of Options held by such European Option Holder pursuant to and in accordance with Section 7.12 below, provided that any such loan shall
                                              --------
be secured by a pledge to the Company effective under applicable law of all of the shares of Common Stock acquired by such European Option Holder upon such exercise, and provided, further, that any such loan shall be evidenced by
              --------
documentation in form reasonably acceptable to Parent, or (ii) incur any short-term indebtedness for borrowed money, except, in each such case, pursuant to credit facilities in existence on the date hereof;

           (e) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) in connection with the Transactions;

          (f) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles, in which case written notice shall be provided to Parent and MergerCo prior to any such change);

          (g) except as required by law, (i) enter into, adopt, amend or terminate any Company Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of their directors or officers, or (iii) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Benefit Plan or arrangement as in effect as of the date hereof;

          (h) adopt any amendments to the Certificate of Incorporation or Bylaws, except as expressly provided by the terms of this Agreement;

          (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (j) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount to be paid (after giving effect to insurance proceeds actually received) by the Company or any Company Subsidiary in settlement or compromise does not exceed $250,000;

          (k) make any capital expenditures in excess of $50,000 in any one instance other than those reflected in the capital budgets set forth in Section
6.1 of the Company Disclosure Schedule;

          (l)  enter into any long-term sales or supply agreements; or

          (m) enter into an agreement to take any of the foregoing actions.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          7.1  Other Filings.  As promptly as practicable, the Company, Parent
               -------------
and MergerCo each shall properly prepare and file any other filings required under the Exchange Act or any other European Union, national, provincial, federal or state law relating to the Merger and the Transactions (including filings, if any, required under the HSR Act or other European, national or provincial competition laws) (collectively, the "Other Filings"). Each of the
                                                 -------------
Company, MergerCo and Parent shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and MergerCo shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company, Parent and MergerCo each shall use its respective best efforts to obtain and furnish the information required to be included in any of the Other Filings. Parent and MergerCo hereby covenant and agree to use their respective best efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of the Federal Trade Commission (the "FTC") or
                                                                      ---
any other Governmental Entity for the Transactions, provided that Parent shall
                                                    --------
not be obligated to agree to restrictions on the conduct of its business or divest any of its assets or assets of any of its affiliates or of the Company or any of the Company Subsidiaries.

          7.2  Additional Agreements.  Subject to the terms and conditions
               ---------------------
herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any European Union, national, provincial, federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, and to effect all necessary registrations and Other Filings, including, but not limited to, filings under the HSR Act, if any, and submissions of information requested by governmental authorities. For purposes of the foregoing sentence, the obligation of the Company, Parent and MergerCo to use their "best efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations to such other parties.

          7.3  Fees and Expenses.  Except as set forth in Section 9.2 hereof,
               -----------------
whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses.

          7.4  No Solicitations.
               ----------------

          (a) The Company shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal.

          (b)  As used in this Agreement, the term "Acquisition Proposal" shall
                                                   --------------------
mean any proposed or actual (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company Subsidiaries representing 25% or more of the consolidated assets of the Company and the Company Subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 25% or more of the votes associated with the outstanding securities of the Company,
(iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule l3d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding shares of Common Stock,
(v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the Transactions.

          7.5  Officers' and Directors' Indemnification.
               ----------------------------------------

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a
                   -------------------
party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement or any of the Transactions, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) the Company, and the Surviving Corporation after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party as and to the full extent permitted by law, (B) the Company, and the Surviving Corporation after the Effective Time, may assume the defense of such claim, suit, proceeding or investigation, provided that the Indemnified Parties may retain counsel satisfactory to them,
-------- ----
and the Company and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties within thirty days after statements therefor are received in the event the Company, and the Surviving Corporation after the Effective Time, either (x) fail to assume such defense, or (y) a conflict of interest exists between the Company and/or the Surviving Corporation on the one hand and the Indemnified Parties on the other hand, and (C) the Company and the Surviving Corporation will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further, however, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation, thereof, provided that the failure to so notify shall not affect the obligations of the Company and the Surviving Corporation except to the extent such failure to notify materially prejudices such party.

          (b) Parent and MergerCo agree that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, employees and agents of the Company and the Company Subsidiaries provided for in the Certificate of Incorporation or By-laws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time, and including the Merger and the Transactions, shall continue in full force and effect for a period of not less then six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall
                       -----
continue until the disposition of such Claim. Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement ("Reporting Tail
                                                                  --------------
Coverage") under the Company's existing directors' and officers' liability
--------
insurance
coverage for the Company's directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company; provided, however, than in any event the total aggregate cost
                --------  -------
of such Reporting Tail Coverage shall not exceed $40,000 (the "Maximum Coverage
                                                               ----------------
Cost"); provided, further, that if such coverage cannot be obtained for such
----
cost, the Company will maintain, for such six-year period, the maximum amount of comparable coverage as shall be available for the Maximum Coverage Cost on such terms.

          (c) This Section 7.6 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, MergerCo, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.6.

          (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.6.


          7.6  Access to Information; Confidentiality.  From the date hereof
               --------------------------------------
until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and Company Subsidiaries' officers, employees and agents to, afford to Parent and to the officers, employees and agents of Parent complete access at all reasonable times to such officers, employees, agents, properties, books, records and contracts, and shall furnish Parent such financial, operating and other data and information as Parent may reasonably request. Prior to the Effective Time, Parent and MergerCo shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Parent and the Company dated January 26, 2000 (the "Confidentiality Agreement"). At the
                                     -------------------------
Effective Time, the Confidentiality Agreement shall terminate.

          7.7  Financial and Other Statements.  Notwithstanding anything
               ------------------------------
contained in Section 7.7, during the term of this Agreement, the Company shall also provide to Parent the following documents and information:

          (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Company will deliver to Parent its Quarterly Report on Form 10-Q as filed under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ending after the date of this Agreement, the Company will deliver to Parent its Annual Report on Form 10-K, as filed under the Exchange Act. The Company will also deliver to Parent, contemporaneously with its being filed with the SEC, a copy of each Current Report on Form 8-K.

          (b) Promptly upon receipt thereof, the Company will furnish to Parent copies of all internal control reports submitted to the Company or any Company Subsidiary by independent accountants in connection with each annual, interim or special audit of the books of the Company or any such Company Subsidiary made by such accountants.

          (c) As soon as practicable, the Company will furnish to Parent copies of all such financial statements and reports as it or any Company Subsidiary shall send to its stockholders, the SEC or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

          7.8  Public Announcements.  The Company and Parent shall consult with
               --------------------
each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any securities exchange if it has used its best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

          7.9  Employee Benefit Arrangements.  Parent and MergerCo agree that
               -----------------------------
the Company will honor, and from and after the Effective Time, Parent will cause the Surviving Corporation to honor, all obligations under the existing terms of the employment and severance agreements to which the Company or any Company Subsidiary is presently a party and which are listed in Section 5.15 of the Company Disclosure Schedule, subject to such amendments as may be permitted by the terms of such agreements.

          7.10 Purchase of the Company's 10 1/8% Senior Subordinated Notes;
               ------------------------------------------------------------
Other Subordinated Indebtedness.  As soon as possible after the date hereof,
-------------------------------
Parent shall commence an offer to purchase all of the Company's issued and outstanding 10 1/8% Senior Subordinated Notes Due 2008 (the "Notes") for cash
                                                             -----
from the holders thereof and shall use its best efforts to obtain the consent of the holders of a majority of the principal amount of the Notes to amendments to the Note Indenture, dated March 12, 1998, satisfactory to Parent (collectively, the "Note Purchase"). Simultaneously with its delivery of the foregoing offer
     -------------
to purchase the Notes, Parent shall offer to purchase the other subordinated indebtedness of the Company originally owing to HF and Bank of America, N.A., under the Subordinated Notes dated November 16, 1999, January 10, 2000 and April 3, 2000 (as such indebtedness may have been assigned subsequent thereto), and shall complete the purchase thereof on the first to occur of the Effective Time and the date of completion of the Note Purchase described above.

          7.11 Escrow Agreement.  At the Effective Time, the Parent, the
               ----------------
Representative and the Escrow Agent shall execute the Escrow Agreement in substantially the form of Exhibit A hereto.
                          ---------

          7.12 European Option Holders.  The following shall apply in relation
               -----------------------
to Options granted to employees of the Company or any Company Subsidiary who are located in Europe (each such employee, a "European Option Holder"):
                                          ----------------------

          (a) the Company and each Company Subsidiary employing any European Option Holders will use its reasonable efforts in accordance with good employment practice to obtain the agreement of each European Option Holder either to exercise his or her Option and assent to the Merger, or to accept the payment of cash and cancellation of such Option in accordance with Section 2.2 above, in each case on or before the Effective Time; and

          (b) each European Option Holder shall be afforded the opportunity to exercise his or her Option before the Effective Time, whether or not then exercisable in accordance with its terms as of the date hereof, and the issue of any shares of Common Stock pursuant to any such exercise shall not be a breach of this Agreement or result in the breach of any representation and warranty herein.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

          8.1  Conditions to the Obligations of Each Party to Effect the Merger.
               ----------------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

          (a)  Stockholder Approval.  If required by applicable law, this
               --------------------
Agreement and the Transactions, including the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the DGCL and the Certificate of Incorporation.

          (b)  Hart-Scott-Rodino Act.  Any waiting period (and any extension
               ---------------------
thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c)  Other Regulatory Approvals.  All necessary approvals,
               --------------------------
authorizations and consents of any governmental or regulatory entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

          (d)  No Injunctions, Orders or Restraints; Illegality.  No preliminary
               ------------------------------------------------
or permanent injunction or other order, decree or ruling (an "Injunction")
                                                              ----------
issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise restrict, prevent or prohibit the consummation of any of the Transactions, including the Merger.

          8.2  Conditions to Obligations of Parent and MergerCo.  The
               ------------------------------------------------
obligations of Parent and MergerCo to effect the Merger are further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct without regard to materiality qualifications or a reference to Company Material Adverse Effect contained in specific representations and warranties (except to the extent such representations and warranties expressly relate to a specific date) as of the Closing Date as though made on and as of the Closing Date, unless the failure or failures of such representations and warranties to be so true and correct could not reasonably be expected to result in a Company Material Adverse Effect.

          (b)  Performance and Obligations of the Company.  The Company shall
               ------------------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement, including, without limitation, the covenants contained in Articles 6 and 7 hereof.

          (c)  Consents, etc.  Any consent, authorization, order or approval of
               -------------
(or filing or registration with) any governmental commission, board, other regulatory body or other third party required to be made or obtained by the Company or any of the Company Subsidiaries or affiliates in connection with the execution, delivery and performance of the Agreement shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, could not reasonably be expected to have a Company Material Adverse Effect.

          (d)  Material Adverse Change. There shall not have occurred any change
               -----------------------
concerning the Company and the Company Subsidiaries taken as a whole which has had a Company Material Adverse Effect (other than any changes (i) generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulations, (ii) that are related to a general drop in stock prices in the United States resulting from political or economic turmoil, or (iii) that are related to or result from the announcement or pendency of the Merger, including disruptions to the Company's business or the Company Subsidiaries' businesses, and their respective employees, customers and suppliers).

          (e)  Herrin Purchase Agreement.  The Company shall complete the
               -------------------------
repurchase of Common Stock referred to in Section 2.2(a)(ii).

          (f)  Government Litigation.  No Governmental Entity shall have
               ---------------------
instituted any litigation or administrative proceeding seeking to prevent, or impose substantial damages in connection with, the Transactions.

          (g)  Heritage Stock Purchase Agreement.  Heritage Fund II, L.P. shall
               ---------------------------------
complete the sale of the outstanding capital stock of HF pursuant to the Heritage Stock Purchase Agreement, as described in Section 2.5.

          (h)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
counsel to the Company, substantially in the form attached to this Agreement as

Exhibit B.
---------

          8.3  Conditions to Obligations of the Company.  The obligation of the
               ----------------------------------------
Company to effect the Merger is further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Parent and MergerCo set forth in this Agreement shall be true and correct without regard to materiality qualifications or a reference to Parent Material Adverse Effect contained in specific representations and warranties (except to the extent such representations and warranties expressly relate to a specific date) as of the Closing Date as though made on and as of the Closing Date, unless the failure or failures of such representations and warranties to be so true and correct could not reasonably be expected to have a Parent Material Adverse Effect.

          (b)  Performance of Obligations of Parent and MergerCo. Each of Parent
               -------------------------------------------------
and MergerCo shall have performed all obligations required to be performed by it under this Agreement, including, without limitation, the covenants contained in Articles 6 and 7 hereof, except where any failure to perform would, individually or in the aggregate, not materially impair or significantly delay the ability of the Company to consummate the Merger.


                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

     9.1  Survival.  The representations and warranties by Parent and MergerCo
          --------
set forth in Article IV and the representations and warranties of the Company set forth in Article V shall survive the Effective Time and shall remain effective until the close of business on the date that is twelve months following the Effective Time, or if such date does not fall on a business day, on the business day immediately following such date (the "Expiration Date").
                                                          ---------------

     9.2  Indemnification.  Subject to the other provisions of this Agreement,
          ---------------
from and after the Effective Time, Parent and its subsidiaries and affiliates (including the Surviving Corporation), each of their respective officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Indemnified Parties") shall be entitled to be indemnified and held harmless out
 -------------------
of the Escrow Funds from and for all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages whenever arising or incurred, including, without limitation, amounts paid in settlement, costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising
                                                               -------
out of or relating to any of the following:

          (i) any breach of any representation, warranty or covenant of the Company (without regard to materiality qualifications or references to Company Material Adverse Effect in specific representations and warranties) contained in this Agreement, so long as the aggregate amount of Damages arising out of or resulting from the breach of such representation, warranty or covenant exceeds in each case $10,000 (in which case the full amount of such Damages shall be indemnifiable);

          (ii) remediation regarding the real property of the Company's Subsidiary, Atlantic Packaging LLC, located at 387 North Main Street, Norwich, CT, but only as and to the extent claims for Damages therefrom have not been satisfied by the Surviving Corporation's and Atlantic Packaging LLC's exercise of their rights and remedies with respect to such remediation provided for in the Atlantic Acquisition Agreement and the Stock Exchange Agreement, dated as of January 7, 2000 by and among the Company, Andrew D'Elia and Anna Mae D'Elia, and to the extent such remediation is required by the Connecticut Department of Environmental Protection following the filing of a Form III under and in compliance with the Connecticut Transfer Act ("Surplus Norwich Claims");
                                    ----------------------

          (iii) the pending lawsuit Zvi Guttman Chapter 7 Trustee for PTP Industries, Inc. v. Klearfold, Inc., Adversary Proceeding No. 0-5005-csd. before the U.S. Bankruptcy Court for the District of Maryland ("PTP
                                                                     ---
     Claims"); and
     ------

          (iv)  Shareholder Payment Rights.

No Indemnified Party shall be entitled to make any claim for indemnification with respect to any breach of any particular representation, warranty or covenant after the Expiration Date, or to the extent that the Damages arising from each such breach or relating thereto do not exceed $10,000 in the aggregate; provided, however, that if prior to the close of business on the
           --------  -------
Expiration Date, the Representative shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, any representation, warranty or covenant that is the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

     9.3  Indemnification Procedure.
          -------------------------

     (a) Promptly after receipt by an Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with or against an Indemnified Party with respect to which indemnification is being sought hereunder, such Indemnified Party will notify the Representative of such complaint or of the commencement of such action or proceeding. If the Representative is so requested by such Indemnified Party, the Representative will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party. In the event, however, that such Indemnified Party determines to assume the defense or if the Representative fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the fees and disbursements of such counsel will be paid out of the Escrow Funds in accordance with the terms of the Escrow Agreement. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Parties or the Representative, whichever are not assuming the defense of such action, as the case may be, will have the right to participate in such litigation and to retain its own counsel whose expense, in the case of the Indemnified Party, shall be paid by such Indemnified Party and, in the case of the Representative, shall be paid out of the Escrow Funds, so long as any amounts remain thereof, and otherwise in accordance with Section 12.5 below. The Indemnified Parties and the Representative, as the case may be, shall at all times use reasonable efforts to keep each other reasonably apprised of the status of the defense of any claim the defense of which they are maintaining.

     (b) The Representative may not settle or compromise, or consent to the entry of any judgment regarding any claim with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and such settlement, compromise or consent does not contain any equitable order, judgment or term which in any material manner affects, restrains or interferes with the business of the Company, any of the Company Subsidiaries, any of the Indemnified Parties or any of their respective affiliates.

     (c) In the event that an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the Representative and the Escrow Agent which notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the Representative shall determine the merits of such claim (by mutual agreement, arbitration, litigation or otherwise) and, upon final determination of the merits of such claim in accordance with the terms hereof, such Indemnified Party and the Representative shall deliver to the Escrow Agent in accordance with the terms of the Escrow Agreement, a Determination Notice (as such term is defined in the Escrow Agreement).

     9.4  Indemnification Limits.
          ----------------------

     (a) The maximum amount the Indemnified Parties shall be able to recover under this Article IX shall be $20,000,000.

     (b) The Indemnified Parties shall not be entitled to any indemnification under this Article IX unless and until, and then only to the extent that, the claim or claims made by the Indemnified Parties for any and all Damages indemnifiable hereunder exceed in the aggregate $10,000,000; provided that the
                                                             -------------
limitation on indemnification in this Section 9.4(b) shall not apply to any Surplus Norwich Claims, PTP Claims, Shareholder Payment Rights, or any Damages arising from any breach of the representations and warranties contained in Sections 5.15(g)(ii) (with respect to "excess parachute payments") and 5.21 (Transaction Costs).

     (c) The maximum amount of Damages with respect to any claim by an Indemnified Party or Indemnified Parties hereunder that any Indemnifying Party shall be required to pay shall be an amount equal to the pro rata portion of
                                                         --- ----
such Indemnifying Party's liability for such Damages, calculated based on the respective proportion of the Escrow Funds attributable to such Indemnifying Party pursuant to Section 2 above. No Indemnifying Party shall be required to contribute on behalf of any other Indemnifying Party an amount in excess of the first Indemnifying Party's pro rata liability, calculated in accordance with the
                               ----
foregoing sentence, for the payment of any Damages to any Indemnified Party.


                                  ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

          10.1  Termination.  This Agreement may be terminated at any time prior
                -----------
to the Effective Time, whether before or after stockholder approval thereof:

                (a) by the mutual written consent of Parent or MergerCo and the Company.

                (b) by either the Company, on the one hand, or Parent or MergerCo, on the other hand:

                    (i) if the stockholders of the Company shall have failed to give any required approval; or

                    (ii) if any Governmental Entity shall have issued an Injunction or taken any other action (which Injunction or other action the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger, and such Injunction shall have become final and non-appealable; or

                (iii) if, without any material breach by the terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before July 31, 2000, provided however that if such
                                               --------
          failure of the Merger to have occurred on or before July 31, 2000 is as a result of any failure to have obtained any necessary consent to the Transactions under any applicable competition laws or regulations, the period by which the Merger is to have occurred shall be extended to August 31, 2000.

          (c) by the Company, if Parent or MergerCo shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within fifteen (15) days after the giving of written notice to Parent or MergerCo except, in any case, for such breaches which are not reasonably likely to affect adversely Parent's or MergerCo's ability to consummate the Merger.

          (d) by Parent or MergerCo if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within fifteen (15) days after the giving of written notice to the Company of such breach and such breach has had or could reasonably be expected to have a Company Material Adverse Effect.

          10.2  Effect of Termination.  In the event of the termination of this
                ---------------------
Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Section 7.4 and Articles 9 - 11; provided, however, that nothing contained in this Section 10.2 shall relieve any party from liability for any fraud or willful breach of this Agreement.

          10.3  Amendment.  This Agreement may be amended by the parties hereto
                ---------
by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the stockholders of the Company and MergerCo, but in any event following authorization by the MergerCo Board and the Company Board; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by stockholders without obtaining such approval.

          10.4  Extension; Waiver.  At any time prior to the Closing, the
                -----------------
parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE XI

                              GENERAL PROVISIONS

          11.1  Notices.  All notices and other communications given or made
                -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by cable, telegram, telecopier or telex or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                (a)  if to Parent or MergerCo:

                     Westvaco Corporation
                     299 Park Avenue
                     New York, New York 10171
                     Attn:  General Counsel

                     with a copy to:

                     Wachtell, Lipton, Rosen & Katz
                     51 West 52nd Street
                     New York, New York 10019
                     Attn:  Elliott V. Stein

                (b)  if to the Company:

                     IMPAC Group, Inc.
                     1950 North Ruby Street
                     Melrose Park, IL 60160
                     Attn:  David Underwood,
                            Chief Financial Officer

                     with copies to:

                     Heritage Partners, Inc.
                     30 Rowes Wharf,
                     Suite 300
                     Boston, MA 02110
                     Attn:  Michael F. Gilligan

                     and to:

                     Bingham Dana LLP
                     150 Federal Street
                     Boston, Massachusetts 02110
                     Attn:  T. Malcolm Sandilands

               (c) If to the Representative, to the addresses to which copies of notices to IMPAC are required to be delivered pursuant to paragraph (b) above.

     11.2  Interpretation.  When a reference is made in this Agreement to a
           --------------
subsidiary or subsidiaries of Parent, MergerCo or the Company, the word

"Subsidiary" means any corporation more than 50% of whose outstanding voting
-----------
securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent, MergerCo or the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.3  Miscellaneous.  This Agreement (i) constitutes, together with the
           -------------
Confidentiality Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Exhibits hereto, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (iii) may be executed in two or more counterparts which together shall constitute a single agreement. Section 7.6 and Section 7.10 are intended to be for the benefit of those persons described therein and the covenants contained therein may be enforced by such persons. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Delaware Courts (as hereinafter defined), this being in addition to any other remedy to which they are entitled at law or in equity.

     11.4  Assignment.  Except as expressly permitted by the terms hereof,
           ----------
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     11.5  Severability.  If any provision of this Agreement, or the application
           ------------
thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

          11.6  Choice of Law/Consent to Jurisdiction.  All disputes, claims or
                -------------------------------------
controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. The parties agree that any dispute between or among them arising out of or based upon this Agreement, shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Representative and Parent in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in the New York City metropolitan area as may be specified by the arbitrator or any place agreed to by the Representative, Parent and the arbitrator. The decision of the arbitrator shall be final and binding as to any matter submitted under this Agreement; provided, however, that if necessary, such decision and satisfaction procedure may be enforced in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, the cost and expense incurred in connection with the arbitration proceeding (other than attorney fees) shall be paid one-half by the Company if prior to the Effective Time, or from the Escrow Funds, if after the Effective Time, and one-half by Parent, and the other costs incurred by each party (including attorneys' fees) shall be borne by the party incurring such costs. If the decision of the arbitrator is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the party's position. Notwithstanding the foregoing, nothing contained herein shall deprive any party of any right to seek an injunction, specific performance and/or other equitable relief to avoid substantial and irrevocable damage to such party's interests. Each of the Company, Parent, the Representative and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware (the "Delaware Courts") for any such litigation (and agrees not to commence any
      ---------------
such litigation except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint CT Company as such agent.

          11.7  Counterparts.  This Agreement may be signed in any number of
                ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11.8  No Agreement Until Executed.  Irrespective of negotiations among
                ---------------------------
the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of (S)251 of the DGCL and any applicable provision of the Certificate of Incorporation, the terms of this Agreement, and (ii) this Agreement is executed by the parties hereto.

          11.9  Construction.  The language used in this Agreement will be
                ------------
deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

          11.10 Disclosure Schedules.  For purposes of this Agreement, with
                --------------------
respect to any matter that is clearly disclosed in any portion of a Disclosure
Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement readily apparent, such matter shall be deemed to have been included in such Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

                                  ARTICLE XII

                                REPRESENTATIVE

          12.1  Appointment of Representative.  Upon approval of the Merger by
                -----------------------------
the holders of the Class A Common Stock and the Class B Common Stock, each such stockholder, other than HF and any holder of Dissenting Shares (collectively, the "Former Stockholders") shall be deemed to have constituted and appointed,
     -------------------
effective from and after the date of such approval of the Merger, Heritage Fund II, L.P., as the agent and attorney-in-fact of such Former Stockholder to act as its Representative under this Agreement and the Escrow Agreement pursuant to and in accordance with the terms of this Article XII and the Escrow Agreement, and by the execution of this Agreement in the capacity of Representative, Heritage Fund II, L.P., accepts such appointment. In the event of the resignation or incapacity of the Representative, a successor Representative shall thereafter be appointed by an instrument in writing signed by such successor Representative and by those Former Stockholders who immediately prior to the Effective Time of the Merger held a majority of the shares of outstanding Common Stock, and such appointment shall become effective as to any such successor Representative when a copy of such instrument shall have been delivered to the Company and to such successor Representative.

          12.2  Authority.  The Representative is fully authorized by the Former
                ---------
Stockholders pursuant to the foregoing Section 12.1:

                (i)    execute and deliver the Escrow Agreement;

                (ii) receive all notices or other documents given or to be given to any of the Former Stockholders by Parent, MergerCo or the Company under
Article IX of this Agreement or to the Representative under the Escrow
Agreement;

                (iii) receive and accept service of legal process in connection with any claim or other proceeding against the Escrow Fund or against the Former Stockholders arising under Article IX of this Agreement or the Escrow Agreement;

                (iv) undertake, compromise, defend and settle any such suit or proceeding;

                (v) execute and deliver all agreements, certificates and documents required or deemed appropriate by the Representative in connection with any of the transactions contemplated by Article IX of this Agreement or the Escrow Agreement;

                (vi) engage special counsel, accountants and other advisors and incur such other expenses on behalf of the Former Stockholders in connection with any matter arising under Article IX of this Agreement or the Escrow Agreement as the Representative deems appropriate;

                (vii) retain and liquidate any Escrow Funds to which the Former Stockholders are entitled and apply the proceeds thereof to the payment of (or reimbursement of the Representative for) expenses and liabilities which the Representative may actually incur in the performance of its duties pursuant to
Article IX above, this Article XII or the Escrow Agreement; and

                (viii) take such other action as such Representative may deem appropriate, including, without limitation:

                       (A) agreeing to any modification or amendment of the Escrow Agreement and executing and delivering an agreement of such modification or amendment;

                       (B) taking any actions required or permitted under
Article IX above, this Article XII or the Escrow Agreement to protect or enforce the Former Stockholders' rights hereunder and thereunder to the Escrow Funds; and

                       (C) all such other matters as the Representative may deem necessary or appropriate to carry out the intents and purposes of Article IX above, this Article XII and the Escrow Agreement.

          12.3  Extent and Survival of Authority.  The appointment of the
                ------ --- -------  -- ---------
Representative is an agency coupled with an interest and is irrevocable and any action taken by the Representative pursuant to the authority granted in this
Article XII or under the Escrow Agreement shall be effective and absolutely binding on each Former Stockholder notwithstanding any contrary action of or direction from such Former Stockholder, except for actions or omissions of the Representative constituting willful misconduct or gross negligence. The death, incapacity, dissolution or other termination of existence, of any Former Stockholder shall not terminate or limit the authority and agency of the Representative.

          12.4  Release from Liability; Indemnification.  Each Former
                ------- ---- ---------  ---------------
Stockholder releases the Representative from, and each Former Stockholder (in the same proportion as the amount of shares of Common Stock held by such Former Stockholder immediately prior to the Effective Time of the Merger bears to the aggregate number of shares of Common Stock held by all of the Former Stockholders at such time) agrees to indemnify and hold harmless the Representative against any liability for any action taken or not taken by it in its capacity as such, except for liability of the Representative to a Former Stockholder for loss which such Former Stockholder may suffer from the willful misconduct or gross negligence of Representative in carrying out its duties hereunder or under the Escrow Agreement.

          12.5  Reimbursement of Expenses.  The Representative shall receive no
                ------------- -- --------
compensation for services as Representative, but shall receive reimbursement from, and be indemnified by, the Former Stockholders (in the same proportion as the amount of shares of Common Stock held by such Former Stockholder immediately prior to the Effective Time of the Merger bears to the aggregate number of shares of Common Stock held by all of the Former Stockholders at such time) for any and all expenses, charges and liabilities, including, but not limited to, reasonable attorneys' fees, incurred by the Representative in the performance or discharge of its duties pursuant to Article IX above, this Article XII and the Escrow Agreement, which expenses, charges and liabilities shall be a first charge against any Escrow Funds to which the Former Stockholders may be entitled under the Escrow Agreement.

          IN WITNESS WHEREOF, Parent, MergerCo, the Representative and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              WESTVACO CORPORATION


                              By:__________________________________
                                    Name:
                                    Title: President


                              COLLISION ACQUISITION CORP.


                              By: _________________________________
                                     Name:
                                     Title: President


                              IMPAC GROUP, INC.



                              By: _________________________________
                                     Name: Richard Block
                                     Title: President


                              HERITAGE FUND II, L.P.,
                                as Representative

                              By:  HF Partners II, LLC, its general
                                    partner


                              By: _________________________________
                                     Name:
                                     Title:

         Disclosure Schedule to the Merger Agreement (Omitted Herein)

Schedule 2.2              Purchase of shares of Series A Common Stock from Herrin Investors
Section 5.1               Organization and Good Standing
Section 5.3               Capitalization
Section 5.4               Subsidiaries
Section 5.5               Other Interests
Section 5.6               Consents
Section 5.7               Pro Forma Balance Sheet
Section 5.8               Litigation
Section 5.9               Absence of Certain Changes
Section 5.10              Taxes
Section 5.11              Books and Records
Section 5.12              Properties
Section 5.13              Intellectual Property
Section 5.14              Environmental Matters
Section 5.15              Employee Benefit Plans
Section 5.16              Labor Matters
Section 5.18              Insurance
Section 5.21              Definition of Knowledge
Section 6.1               Capital Budgets


               Exhibits to the Merger Agreement (Omitted Herein)

Exhibit A                 Escrow Agreement
Exhibit B                 Legal Opinion of Counsel to IMPAC Group, Inc.


     The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.